TOSCO CORPORATION

                     PRO FORMA COMBINED FINANCIAL STATEMENTS
                                    UNAUDITED

     The following pro forma combined balance sheet of Tosco as of December 31, 1995 and the combined statements of operations for the year then ended, give effect to (i) the purchase of an aggregate of 16,555,852 shares of Circle K Common Stock following the financing of the estimated cash to be paid pursuant to the Stock Sale Agreement and (ii) the acquisition of the remaining shares of Circle K Common Stock pursuant to the Merger Agreement, including shares expected to be issued upon the exercise of outstanding options. The pro forma balance sheet assumes that the transactions occurred as of the balance sheet date. The pro forma combined statement of income gives effect to these transactions as if they had occurred at the beginning of the period presented. The pro forma combined financial statements may not be indicative of the results that actually would have occurred if the Merger had occurred prior to the dates indicated or the results which may be obtained in the future. The pro forma combined statement of operations does not reflect the possible improvement in operating contribution or the planned reduction in operating and administrative costs expected from the consolidation of the Seattle, Washington office of Tosco with the Phoenix, Arizona office of Circle K, net of non-recurring costs of consolidation. The information presented herein should be read in conjunction with the Unaudited Pro Forma Combined Financial Information, including the notes thereto, and the separate historical consolidated financial statements of Tosco and Circle K.

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
                                             TOSCO CORPORATION AND THE CIRCLE K CORPORATION

                                                   PRO FORMA COMBINED BALANCE SHEET
                                                        As of December 31, 1995
                                               (in thousands, except per share amounts)
                                                             (Unaudited)


                                         HISTORICAL (NOTE A)
                                ---------------------------------------
                                  TOSCO        CIRCLE K    CONSOLIDATED       PRO FORMA ADJUSTMENTS       ELIMINATIONS    PRO FORMA
                                ---------     ---------    ------------    ----------------------------   ------------    ---------
Cash, cash equivalents,
  short-term investments
  and deposits ................$   48,273    $   31,601    $   79,874    $  (5,300)(e)    $ (19,713)(c)                  $   54,861
Other current assets ..........   833,168       225,462     1,058,630                                                     1,058,630
                                ---------     ---------    ----------     ---------       ---------                      ----------
Total current assets ..........   881,441       257,063     1,138,504       (5,300)         (19,713)                      1,113,491
                                ---------     ---------    ----------     ---------       ---------                      ----------
Property and equipment ........   961,418       584,853     1,546,271                                                     1,546,271
Intangibles, net of
  accumulated amortization ....                 117,959       117,959        1,600 (f)      482,880 (d)                     607,239
                                                                             4,800 (e)
Other long-term assets ........   160,312        70,954       231,266        2,750 (a)       (1,600)(f)                     232,416
Investment in Circle K ........                                            486,693 (a)       41,701 (c)    (291,883)
                                                                           246,369 (b)     (482,880)(d)
                               ----------    ----------    ----------    ---------        ---------       ---------      ----------
Total assets ..................$2,003,171    $1,030,829    $3,034,000    $ 736,912        $  20,388       $(291,883)     $3,499,417
                               ==========    ==========    ==========    =========        =========       =========      ==========
Current liabilities ...........$  669,520    $  320,658    $  990,178                                                    $  990,178
Current maturities of
  long-term obligations .......       771        25,181        25,952                                                        25,952
                                ---------     ---------    ----------                                                    ----------
Total current liabilities .....   670,291       345,839     1,016,130                                                     1,016,130
                                ---------     ---------    ----------                                                    ----------
Long-term obligations .........   624,036       172,298       796,334      (67,432)(f)      430,305 (a)                  1,226,639
                                                                                             67,432 (f)
Other liabilities .............    81,734       220,809       302,543                                                       302,543
Shareholders' equity
Common stock ..................    29,714           244        29,958          934 (a)          383 (c)        (244)         34,920
                                                                             3,889 (b)
Additional paid in capital ....   640,306       237,939       878,245       58,204 (a)       21,605 (c)    (237,939)        962,095
                                                                           242,480 (b)         (500)(e)
Retained earnings .............    27,903        53,700        81,603                                       (53,700)         27,903
Reductions from capital .......   (70,813)                    (70,813)                                                      (70,813)
                               ----------    ----------    ----------    ---------        ---------       ---------      ----------
                               $  627,110    $  291,883    $  918,993    $ 305,507        $  21,488       $(291,883)     $  954,105
                               ----------    ----------    ----------    ---------        ---------       ---------      ----------
Total liabilities and equity ..$2,003,171    $1,030,829    $3,034,000    $ 238,075        $ 519,225       $(291,883)     $3,499,417
                               ==========    ==========    ==========    =========        =========       =========      ==========

- ------------
Pro forma Adjustments:

(a) Records purchase of 16,555,852 shares of Circle K Common Stock from the Selling Shareholders under the Stock Sale Agreement for $25.825 per share in cash and approximately 1,245,000 shares of Tosco Common Stock valued at $3.572 per share of Circle K Common Stock (total value of $29.397 based upon an assumed Average Tosco Stock Price (as defined in the Merger Agreement) of $47.5125 per share). Cash proceeds of $427.56 million is expected to be generated from the issuance of $200 million of term debt, net of discounts and fees totalling $2.75 million, with the balance from cash borrowings from Tosco's working capital facility.

(b) Records issuance of approximately 5,185,000 shares of Tosco Common Stock in exchange for 7,825,715 shares of Circle K Common Stock held by shareholders other than Selling Shareholders ("Exchanging Shareholders"). Based upon an assumed Average Tosco Stock Price of $47.5125 per share, the value per share of Circle K Common Stock to the Exchanging Shareholders is $31.482.

(c) Records projected exercise of options to purchase 1,813,655 shares of Circle K Common Stock outstanding at January 31, 1996 which are or become vested prior to the effective time of the Merger and the cancellation for cash of the remaining 435,913 options which vest at the effective time of the Merger. The gain on the exercise of vested options (measured by the difference between the value of Circle K Common Stock at the dates of exercise and the exercise prices of the underlying options) is expected to be paid in cash and shares of Circle K Common Stock (the stock portion of which will be exchanged for Tosco Common Stock). Based on an Average Tosco Stock Price of $47.5125 per share, the exercise of vested options is expected to result in the payment of approximately $13.081 million and the issuance of about 511,000 shares of Tosco Common Stock. The cancellation of the remaining options is expected to cost approximately $6.63 million.

(d)  Records Merger of Circle K with Tosco Acquisition Sub.

(e) Records assumed costs of issuance of Tosco Common Stock ($.5 million) and other transaction costs of $4.8 million.

(f) Records retirement of $67.432 million of debt of Circle K from cash borrowings under Tosco's revolving credit facility and the write off of deferred financing costs related to the debt retired.

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

                 TOSCO CORPORATION AND THE CIRCLE K CORPORATION

                     PRO FORMA COMBINED STATEMENT OF INCOME
                      For the Year Ended December 31, 1995
                      (In thousands, except per share data)
                                   (Unaudited)
                                                  HISTORICAL (NOTE A)
                                      -----------------------------------------                                    PRO FORMA
                                         TOSCO        CIRCLE K     CONSOLIDATED         PRO FORMA ADJUSTMENTS       (NOTE B)
                                      -----------    ----------     -----------     ----------------------------   -----------
Sales ............................... $7,284,051     $3,540,531     $10,824,582      $(526,000)(k)                 $10,298,582
Cost of sales ....................... (7,004,501)    (2,747,071)     (9,751,572)                     $526,000(k)    (9,225,572)
Operating and selling, general and
 administrative expense .............    (95,858)      (709,559)       (805,417)       (11,787)(g)                    (817,204)
                                                                                       (32,273)(h)                 -----------
Interest expense, net ...............    (56,253)       (26,547)        (82,800)          (275)(i)                    (115,348)
                                      ----------     ----------     -----------      ---------       --------      -----------
                                      (7,156,612)    (3,483,177)    (10,639,789)       (44,335)       526,000      (10,158,124)
                                      ----------     ----------     -----------      ---------       --------      -----------
Income before income taxes ..........    127,439         57,354         184,793       (570,335)       526,000           140,458
Provision for income taxes ..........    (50,381)       (23,956)        (74,337)        12,856 (j)                     (61,481)
                                      ----------     ----------     -----------      ---------       --------      -----------
Income before extraordinary item .... $   77,058     $   33,398     $   110,456      $(557,479)      $526,000      $    78,977
                                      ==========     ==========     ===========      =========       ========      ===========

Earnings per share before
 extraordinary item:
  Primary: ..........................      $2.06          $1.36                                                          $1.78 (l)
                                           =====          =====                                                          =====
  Fully diluted: ....................      $2.04          $1.36                                                          $1.77 (l)
                                           =====          =====                                                          =====

- --------------------------------
Pro forma adjustments:

     (g) Records amortization of $607 million of intangibles over 40 years (the revised useful life over which the benefit of the intangible assets are expected to be realized).

     (h) Records interest at 7 1/2% on $430.305 million of additional debt incurred to finance the acquisition.

     (i) Records amortization of debt financing costs over assumed 10 year term of debt.

     (j) Records income taxes on taxable pro forma adjustments at Tosco's current effective tax rate of 39.5%. No deduction has been taken on amortization of intangibles which will not be deductible for income tax purposes.

     (k) Removes excise taxes of Circle K included in sales and cost of sales for consistency of presentation.

     (l) Pro forma earnings per share are based on the number of common and common equivalent shares that would have been outstanding had the Merger occurred on January 1, 1996.

Note A-- The historical balance sheets of Tosco and Circle K are as of December 31, 1995 and January 31, 1996, respectively. The related historical statements of income of Tosco and Circle K are as of the years ended December 31, 1995 and January 31, 1996, respectively.

Note B-- The pro forma income statement does not reflect the improvement in operating contribution anticipated from the Merger or the planned reduction in operating and administrative costs expected from the consolidation of the Seattle, Washington office of Tosco with the Phoenix, Arizona office of Circle K, net of non-recurring costs of consolidation.

                                       39